844-00-05
                                    AMENDMENT
                to the Reinsurance Agreements (the "Agreements")
                    listed in the attached Exhibit 1 between

              CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,
                                 ("REINSURED"),

                                       and
                 RGA REINSURANCE COMPANY of St. Louis, Missouri,
                                    ("RGA").

   1. Effective the first day of January, 1999, RGA agrees to be bound by the provisions of the New Mexico Domestic Abuse Insurance Protection Act ("the Act") in all respects and to be subject to enforcement of the Act in the courts of the state of New Mexico in relation to any confidential abuse information relating to a resident of the state of New Mexico that is transferred to RGA by the REINSURED.

   2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreements which to not conflict with the terms hereof.



   IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CUNA MUTUAL LIFE INSURANCE COMPANY

By: /s/ Michael A. Hulme                By: /s/ Barbara L. Secor
    ---------------------------             ------------------------

Title: AVP, Life & Health Products      Title: AVP, Assistant Secretary
       ---------------------------             ------------------------

Date: 12/21/99                          Date: 12/21/99
      ---------------------------             ------------------------

RGA REINSURANCE COMPANY

By: /s/ Larry Shorey                    By: /s/ Donald Burke
    ---------------------------             ------------------------

Title: Sales VP                         Title: Sales VP
       ---------------------------             ------------------------

Date: 2/11/00                           Date: 2/11/00
      ---------------------------             ------------------------

                                    Exhibit 1
                             RGA Reinsurance Company

                                                      Agreement
Agreement Number/          Type of               Effective   Date       Agreement
Revision Number           Agreement              From        Through     Status*
-----------------         ---------              ----        -------     -------
844-0-05            Risk Premium Reinsurance     09/01/1991  ---        Effective